AGREEMENT TO PURCHASE SHARES, dated as of October 10,
1994, among IXION BIOTECHNOLOGY, INC., a Delaware corporation ("Seller") and the persons listed in Attachment
A hereto ("Purchasers").


Purchasers desire to acquire from the Seller, and Seller desires to sell to Purchasers, the number of shares of common stock, $0.10 par value set forth opposite their names on Attachment A, or a total of 130,000 shares (the "Shares"), for the purchase price and on the terms and conditions set forth below.

1. Purchase and Sale of Shares. Seller agrees to issue and deliver to Purchasers fully-paid and nonassessable Shares, free and clear of all liens, claims, options, charges, and encumbrances whatsoever, and each Purchaser agrees to purchase the Shares set forth opposite his, her, or their names as set forth on Attachment A, and to pay Seller the purchase price, such payment to be not later than November 4, 1994. The purchase price to be paid by the Purchasers shall be $0.10 per share or, in the aggregate, the amount set forth opposite his, her, or their name on Attachment A. Payment shall be made by delivery to Seller of a check payable to Seller.

2. Closing. The closing of each purchase hereunder shall take place in the offices of the Seller at One Progress Blvd., Alachua, FL 32615. At the Closing, each Purchaser will deliver to Seller:

(i) A check in the amount set forth opposite his, her, or their names on Attachment A; and

(ii) An executed copy of the investment and representation letter in the form attached as Attachment B hereto;

and the Seller will execute and deliver a fully paid and nonassessable certificate for the number of Shares set forth opposite his, her, or their name on Attachment A hereto.

3.  Access to Books, Records, and Information of Seller.

3.1 Purchasers acknowledge that they have received the following information and documents from Seller:

a) Unaudited balance sheet and income statement and accompanying notes for the period commencing with the founding of the Company and ending December 31, 1993;

b) Unaudited balance sheet, income statement, and statement of cash flow for the nine months ended September 30, 1994;

c) A copy of the Company's Certificate of Incorporation and Bylaws;

d)  A copy of the Company profile dated October, 1994; and

e)  Information to the effect of the following:

  the Company is a start-up company which has had substantial operating losses since its founding;

  such losses are continuing and are expected to continue for the foreseeable future;

  there is no assurance that the Company will be able to obtain financing sufficient to fund its objectives, and therefore this investment is speculative and may fail;

  the Company has no material tangible assets and owns no intellectual property rights, or other intangible property and that there is no assurance that it will ever have any;

  the Company has negotiated with the University of Florida for an exclusive license to certain technology covered by a pending U.S. patent application, but that there is no assurance that the University will execute a license on reasonable (or any) terms with the Company, and, that if such license is executed, there is no assurance that the patent application is valid or that a patent will issue, and there is no assurance that, assuming the license is executed and the patent issued, that a commercially saleable product can be developed therefrom; and

  the Company has no intellectual property rights regarding certain discoveries of Dr. Peck in the field of Islets of Langerhan and that, while it expects to negotiate with the University of Florida to obtain such rights, there is no assurance that it will be able to obtain any, and that if it is successful in obtaining such rights, it is likely that the Company will have to dilute its interest in such rights in order to finance further research and development in the field.

3.2 Purchasers acknowledge that prior to the signing hereof, Seller has afforded the Purchasers (or any authorized representatives of such Purchasers) free and full access to all books, tax returns, records, founders, or officials of the Company.

4.  Representations of the Seller.

4.1 The Company is a corporation duly organized, existing, and in good standing under the laws of the State of Delaware and is duly qualified in the State of Florida. The Company has the corporate power to own, operate, or lease its properties, and to carry on its business.

4.2 The Shares to be issued have been validly authorized and, upon payment by the Purchaser of the purchase price, will be fully paid and nonassessable.

4.3  Attached hereto as Attachment C are

(i) the unaudited balance sheet and income statement of the Company as at December 31, 1993, and for the period commencing with the founding of the Company and ending on December 31, 1993, with accompanying notes, and

(ii) the unaudited balance sheet, income statement, and statement of cash flow as at September 30, 1994, and for the nine months then ended.

There are no audited financial statements.

4.4 Attached hereto as Attachment D are true and correct copies of the Company's Certificate of Incorporation and Bylaws, as amended.

4.5  Attached hereto as Attachment E is a copy of the October 1994
Company profile.

4.6 There are no actions, suits, proceedings, or investigations pending or threatened against or affecting the Company.

4.7 Seller has made no representations, warranties or projections, orally, or in writing, except those expressly set forth in this Agreement.

5.  Representations and Warranties of the Purchasers.

5.1 The Shares which are to be issued and delivered to Purchasers pursuant to the terms of this Agreement are being acquired by them for their own accounts for investment and not with a view of the resale or distribution there of, and they have no present intention of making any distribution or disposition of any of such Shares. Purchaser understands that the Shares are being sold to them in a transaction which is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), and that such Shares must be held by them and not resold unless they are subsequently registered under the Act or an exemption from such registration is available and the certificates issued to evidence such Shares shall contain a legend to the foregoing effect.

5.2 The offer by the Purchasers to purchase the Shares was unsolicited.

5.3 Notwithstanding the forgoing, or the provisions of Section 6 below, the Purchasers agree that they will not dispose, by sale, gift, or otherwise, any of the Shares before November 4, 1999 without the express written consent of the Company. Such consent may be given only by the President, the Chairman of the Board, or by vote of the Directors.

5.4 Purchasers have received and carefully read the Company's unaudited financial statements, its corporate documents, the Company profile dated October, 1994, and this Agreement and have not been furnished with any offering materials or literature relating to the Company other than as stated herein.

5.5 Purchasers have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Shares, and any such questions have been answered to their full satisfaction.

5.6 Purchasers have such knowledge and expertise in financial and business matters that they are capable of evaluating the merits and risks involved in an investment in the Shares; they are financially able to bear the economic risk of the investment in the Shares, including a total loss of such investment.

5.7 Purchasers have adequate means of providing for their current needs and have no need for liquidity in this investment. Purchasers have no reason to anticipate any material change in their financial condition for the foreseeable future.

5.8 Purchasers are aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Purchasers will realize any gain from this investment, and that the Purchasers could lose the total amount of their investment.

5.9 Purchasers understand that no federal or state agency has made any finding or determination regarding the fairness of this offering, nor any recommendation or endorsement of the offering.

5.10 Except as set forth in this Agreement, no representations or warranties have been made to the Purchasers by the Company, and in entering into this transaction, the Purchasers are not relying upon any information other than that referred to herein. No person has made any representation or warranties as to the accuracy or completeness of the information contained in the Company profile or the unaudited financial statements.

5.11 Purchasers understand that the Shares are being offered and sold to them in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements, and understandings of the Purchasers set forth herein in order to determine the applicability of such exemptions and the suitability of Purchasers to acquire the Shares.
6.  Inclusion in Registrations Statements

6.1 If, at any time during the period commencing on October 10, 1994 and ending on October 9, 2004, Ixion shall determine or be required to register any shares of Ixion common stock (whether on behalf of itself or any other person) under the Act on Forms S-1, S-2, S-3, SB-1, or SB-2 (or if such forms are rescinded by the Securities and Exchange Commission, the forms which supplant such forms), excluding any registration for the offering and sale of securities of Ixion to its employees, it will notify the Purchasers in order that they may request that all or a part of the Shares be included in the registration statement. If requested by any Purchaser in writing within 20 days after Ixion's notice, Ixion will include the requested number of shares in such registration statement. Any such request shall include the agreement of the Purchaser requesting the registration to execute and deliver the underwriting agreement, if any, to be executed and delivered in connection with such registration. The Company may, however, decline to include all or a part of the requested number of shares in a registration statement pursuant to this section if it is advised by the investment banking firm managing the underwriting that such inclusion would adversely affect the offering of the shares to be covered by the proposed registration statement.

6.2 Ixion shall use its best efforts to file such post-effective amendments to any registration statement described in this Section 6 as shall be necessary to keep it effective until six months after the effective date of the registration statement or the date on which all of the shares of the Purchasers covered thereunder shall have been sold, whichever is earlier.

6.3 As a condition to Ixion's obligation under this Section 6 to cause a registration statement or amendment to be filed or shares to be included in a registration statement, the Purchasers shall provide such information and execute such documents as may reasonably be required in connection with such registration. In addition, Ixion shall not be required to include such shares in a registration statement if it shall have received opinions of its and the Purchaser's counsel to the effect that the proposed disposition of such shares may be effected without registration under the Act.

6.4 The expenses of the registration of Purchasers' shares shall be paid by Ixion.

7.  Miscellaneous

7.1 This Agreement shall be construed in accordance with the laws of the State of Florida.

7.2 This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior written or oral communications or understandings among the parties and cannot be changed except by an instrument in writing signed by all the parties.

7.3 This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
7.4 Where notices are called for in this Agreement, such notices shall be deemed given when deposited in the U.S. mail, postage prepaid, and sent to the following addresses (or such other addresses notice of which shall have been given to the other party in writing):

To Ixion:     Ixion Biotechnology
One Progress Blvd., Box 26
Alachua, FL 32615
Attn: President

To Purchaser:     At the address set forth below:

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


IXION BIOTECHNOLOGY, INC.                    PURCHASERS




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